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Exhibit 4.4

License Agreement

        Effective April 12, 2002, 2002 ("EFFECTIVE DATE"), GeneType AG, a wholly owned subsidiary of Genetic Technologies Limited, having an office at 60-66 Hanover Street, Fitzroy, Victoria 3065, Australia ("LICENSOR") and Nanogen, Inc., having an office at 10398 Pacific Center Court, San Diego, CA 92121, USA ("LICENSEE"), agree as follows:

ARTICLE I
 BACKGROUND

1.1
LICENSOR represents that it has certain proprietary and intellectual property rights pertaining to intron sequence analysis in respect to which it is prepared to grant a nonexclusive license to LICENSEE.

1.2
LICENSEE manufactures and markets microarray technology for the detection of genetic mutations, research and diagnostic applications and wishes to acquire a nonexclusive license under the LICENSOR's intellectual property rights for human diagnostic applications and genetic research.

ARTICLE II
 GENERAL DEFINITIONS AND RELATIONSHIPS AMONG DEFINITIONS

2.0
"AGREEMENT" means this document, its attachments, all addenda, schedules, exhibits, appendices, and any amendments to the foregoing.

2.1
"CONFIDENTIAL INFORMATION" means any and all non-public data, information and other materials regarding the products, services or business of the parties provided to either party by the other where such information is marked or otherwise communicated as being "confidential" or "proprietary" or the like, or where such information should, by its nature, be reasonably understood to be confidential or proprietary.

2.2
LICENSOR and LICENSEE are hereunder commonly referred to as "parties" (in singular and plural usage, as required by the context).

2.3
"LICENSED PATENT(S)" means the United States Patents listed in Appendix "A" attached to this AGREEMENT and all reissues, reexaminations, divisionals, continuations, continuations-in-part, substitutions, and extensions of the foregoing, applications therefore, and patents which may issue upon such applications, and foreign counterparts of the foregoing.

2.4
"TERM" means the lives of the LICENSED PATENTS, except as otherwise provided in Article VII.

2.5
"LICENSED PRODUCT(S)" means LICENSEE's current and future electronic microarray systems, instruments, components and reagents for use therewith.

2.6
"LICENSED METHOD" means any method that is covered by or claimed in the LICENSED PATENTS, or the use of which would constitute, but for the license granted herein, an infringement or contributed to the infringement of one or more claims of a LICENSED PATENT.

2.7
"TERRITORY" means all countries in the world.

2.8
"FIELD OF USE" means genetic research and human diagnostics.

2.9
"END USER" means any customer or collaborator of the LICENSEE having received one or more LICENSED PRODUCTS or one or more LICENSED PRODUCTS and one or more LICENSED METHODS from the LICENSEE.

ARTICLE III
 RELEASE

3.1
LICENSOR agrees that, providing LICENSEE fully and faithfully discharges its obligation to pay the consideration identified in Article 5 and adhere to the confidentiality obligations for the TERM of this AGREEMENT, LICENSOR hereby releases, acquits and forever discharges the LICENSEE and all purchasers and users of LICENSED PRODUCTS or LICENSED METHODS in the FIELD OF USE acquired from LICENSEE and END USERS from all claims, demands, and rights of action which LICENSOR may now have on account of any infringement or alleged infringement of any LICENSED PATENT, by performance, prior to the EFFECTIVE DATE, of acts licensed hereunder.

ARTICLE IV
 GRANT TO LICENSEE

4.1
Subject to the remaining terms of this AGREEMENT, LICENSOR hereby grants and agrees to grant to LICENSEE, during the TERM of this AGREEMENT:

(a)
a nonexclusive, nonassignable, royalty-free, license under the LICENSED PATENTS (without the right to sublicense) to practice the LICENSED METHOD, to make, have made, use, sell, offer for sale, lease, commercially transfer, and import or export LICENSED PRODUCTS in the FIELD OF USE throughout the TERRITORY; and

(b)
a nonexclusive, nonassignable, royalty-free, license under the LICENSED PATENTS with the right to sublicense to its END USERS the right to use the LICENSED PRODUCTS and the right to practice the LICENSED METHOD for the use of such LICENSED PRODUCTS in the FIELD OF USE throughout the TERRITORY.

4.2
The rights and licenses granted by LICENSOR in this AGREEMENT are personal to LICENSEE. LICENSEE shall not act as a foundry for any third party, and shall not assign or otherwise transfer any license or right granted hereunder or any interest therein, without the written consent of LICENSOR, except to corporate successors. Any attempted assignment or transfer without such consent shall be void and shall automatically terminate all rights of the LICENSEE under this AGREEMENT.

ARTICLE V
 PAYMENTS

5.1
As consideration for the license granted by this AGREEMENT, LICENSEE agrees to pay to LICENSOR a one-time, nonrefundable license issue fee in the following form:

(a)
Two Hundred Thousand United States Dollars ($200,000.00) in cash within Fifteen (15) days of the EFFECTIVE DATE; and

(b)
A Warrant to purchase Fifty Thousand (50,000) shares of LICENSEE's common stock in the form attached hereto as Appendix B.

5.2
No other sums or royalties or other consideration shall be due LICENSOR, its successors, assigns and/or legal representatives as a result of this AGREEMENT or the license hereunder.

ARTICLE VI
 WAIVER

6.1
No waiver by either party, express or implied, of any breach of any term, condition, or obligation of this AGREEMENT by the other party shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or of any other term, condition, or obligation of this AGREEMENT of the same or different nature.

ARTICLE VII
 TERM AND TERMINATION OF AGREEMENT

7.1
This AGREEMENT shall extend from the EFFECTIVE DATE hereof for the TERM, unless terminated earlier as provided below.

7.2
Either party shall have the right to terminate this AGREEMENT upon any material breach of any term or condition of this AGREEMENT by the other party, which has not been corrected within Thirty (30) days after receipt of a notice in writing with reference to this Paragraph 7.2. Termination shall not affect any obligation owed by the LICENSEE to the LICENSOR prior to the termination. LICENSOR shall have the right to terminate this AGREEMENT in the event that the LICENSEE shall become involved in insolvency, dissolution, bankruptcy, or receivership proceedings affecting the operation of its business, or in the event that LICENSEE discontinues business for any reason. In the event of termination of this AGREEMENT all rights granted to LICENSEE hereunder shall revert to LICENSOR.

ARTICLE VIII
 INDEMNIFICATION

8.1
The LICENSEE agrees to hold the LICENSOR harmless from any claims by third parties arising from the manufacture, use, sale, importation, or other disposition of LICENSED PRODUCTS by the LICENSEE. LICENSEE shall be fully responsible for all aspects of developing expertise and proficiency with regard to manufacturing, use, and sale, of LICENSED PRODUCTS and in this respect it shall indemnify, hold harmless, and defend LICENSOR, and LICENSOR's subsidiaries, affiliates, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorney's fees and court costs arising out of or in connection with: a) any claims by third parties arising from the design, development, manufacture, use, packaging, distribution, or shipment of LICENSED PRODUCTS by LICENSEE; b) any breach of any representation, warranty, or covenant of LICENSEE hereunder, or c) the failure of LICENSEE to perform any covenants or obligations contained in this AGREEMENT.

8.2
The LICENSOR agrees to hold the LICENSEE harmless from any a) any breach of any representation, warranty, or covenant of LICENSOR hereunder, or b) the failure of LICENSOR to perform any covenants or obligations contained in this AGREEMENT and in this respect it shall indemnify, hold harmless, and defend LICENSEE, and LICENSEE's subsidiaries, affiliates, officers, directors, representatives, employees, or agents against any and all claims, causes of action, demands, judgments, settlements, expenses, or losses including, but not limited to, reasonable attorney's fees and court costs arising out of or in connection with the foregoing.

ARTICLE IX
 CONFIDENTIALITY, PUBLICITY AND PRESS RELEASES

9.1
DISCLOSURE AND USE: The Parties agree that the specific terms and conditions set forth in this AGREEMENT are CONFIDENTIAL INFORMATION. The CONFIDENTIAL INFORMATION disclosed by the Parties ("Disclosing Party") to another party ("Receiving Party")

  constitutes the confidential and proprietary information of the Disclosing Party and the Receiving Party agrees to treat all CONFIDENTIAL INFORMATION of the other in the same manner as it treats its own similar proprietary information, but in no case will the degree of care be less than reasonable care. The Receiving Party shall use CONFIDENTIAL INFORMATION of the Disclosing Party only in performing under this AGREEMENT and shall retain the CONFIDENTIAL INFORMATION in confidence and not disclose to any third party (except as authorized under this AGREEMENT) without the Disclosing Party's express written consent. The Receiving Party shall disclose the Disclosing Party's CONFIDENTIAL INFORMATION only to those employees and contractors of the Receiving Party who have a need to know such information for the purposes of this AGREEMENT, and such employees and contractors must be bound by this AGREEMENT or have entered into agreements with the Receiving Party containing confidentiality provisions covering the CONFIDENTIAL INFORMATION, or similar confidential information, with terms and conditions at least as restrictive as those set forth herein.

9.2
PERMITTED USE AND DISCLOSURES: Each party hereto may use or disclose CONFIDENTIAL INFORMATION disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in prosecuting or defending litigation, complying with applicable law, governmental regulation, stock exchange rules or court order, submitting information to tax or other governmental authorities, or otherwise exercising its rights hereunder.

9.3
EXCEPTIONS: Notwithstanding the foregoing, each party's confidentiality obligations hereunder shall not apply to information which:

(a)
is already known to the Receiving Party prior to disclosure by the Disclosing Party;

(b)
becomes publicly available without fault of the Receiving Party;

(c)
is rightfully obtained by the Receiving Party from a third party without restriction as to disclosure, or is approved for release by written authorization of the Disclosing Party;

(d)
is developed independently by the Receiving Party without use of or access to the Disclosing Party's CONFIDENTIAL INFORMATION; or

(e)
is required to be disclosed by law or governmental regulation, provided that the Receiving Party provides reasonable notice to Disclosing Party of such required disclosure and reasonably cooperates with the Disclosing Party in limiting such disclosure.

9.4
PUBLICITY AND PRESS RELEASES: The parties shall jointly issue one or more appropriate media/press releases with regard to the existence of this AGREEMENT within Seven (7) days of the EFFECTIVE DATE. The parties are authorized to issue appropriate notifications/disclosures as required by their respective stock exchanges or other regulatory bodies. Neither party shall publish any other press releases relating to this AGREEMENT without prior written approval of the other party; provided however, that LICENSOR shall be able to disclose to other licensees and prospective licensees the identity of LICENSEE and the existence of this AGREEMENT; and LICENSEE shall be able to disclose to customers and prospective customers the identity of LICENSOR and the existence of this AGREEMENT.

ARTICLE X
 NOTICE

10.1
Any notice, request or statement hereunder shall be deemed to be sufficiently given or rendered when personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, and if given or rendered to the LICENSEE, addressed to:

      V. Randy White
      Chief Executive Officer
      Nanogen, Inc.
      10398 Pacific Center Court
      San Diego, CA 92121

or, if given or rendered to the LICENSOR, addressed to:

      Dr. Mervyn Jacobson
      Executive Chairman
      Genetic Technologies Limited
      60-66 Hanover Street
      Fitzroy, Victoria 3065
      Australia

with a copy to:

      Michael A. DeSanctis, Esq.
      Blakely Sokoloff Taylor & Zafman LLP
      8055 E. Tufts Ave., Suite 1300
      Denver, Colorado 80237
      USA

or, in any case, to such changed address or person as the LICENSOR or the LICENSEE shall have specified to the other by written notice.

ARTICLE XI
 MODIFICATION OF AGREEMENT

11.1
This AGREEMENT sets forth the entire agreement and understanding between the parties as to the subject matter of this AGREEMENT and merges all prior discussions between the parties, and no one of the parties shall be bound by any modification of this AGREEMENT, or by any conditions, definitions, warranties, or representations with respect to the subject matter of this AGREEMENT, other than as expressly provided for herein, or as duly set forth on or subsequent to the EFFECTIVE DATE in writing and signed by duly authorized representatives of the party to be bound thereby.

ARTICLE XII
 MISCELLANEOUS

12.1
LICENSOR represents and warrants to LICENSEE that it (i) is the sole owner of all right, title and interest in the LICENSED PATENTS and has not received written notice of any ownership claim by a third party relating to the LICENSED PATENTS, (ii) is not a party to any other agreement with respect to the LICENSED PATENTS that would interfere with the License granted under this AGREEMENT, (iii) has full power and authority to enter into this AGREEMENT and to grant the License, (iv) is not currently aware of any patents currently controlled by LICENSOR (other than LICENSED PATENTS) that may be infringed by LICENSED PRODUCTS or LICENSED METHODS and (v) shall continue, regarding the LICENSED PATENTS, all preparation, filing, prosecution and maintenance of the LICENSED PATENTS at LICENSOR's expense in all countries necessary for LICENSEE'S permitted use under the License. LICENSOR will promptly notify LICENSEE of any change in such information or circumstances of which it becomes aware.

12.2
Nothing contained in this AGREEMENT shall be construed as:

(a)
a warranty or representation by LICENSOR as to the validity or scope of any LICENSED PATENT; or

(b)
a warranty or representation that any manufacture, sale, lease, use or other disposition hereunder will be free from infringement of third party patents; or

(c)
an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

(d)
conferring any right to use by either party, in advertising, publicity, or otherwise, any trademark, trade name or name, or any contraction, abbreviation or simulation thereof, of the other party; or

(e)
conferring by implication, estoppel or otherwise, upon the LICENSEE, any license or other right under any intellectual property or patent, except that expressly granted hereunder.

(f)
Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

12.2
MARKINGS: LICENSEE shall use markings as the LICENSOR may reasonably request from time to time, including, but not limited to, marking the LICENSED PRODUCTS and/or documentation related thereto with patent number(s).

12.3
NOTICES TO END USERS: To the extent the LICENSEE sublicenses an END USER the right to use the LICENSED PRODUCTS and the right to practice the LICENSED METHOD for the use of such LICENSED PRODUCTS, the LICENSEE must provide a notice to the END USER substantially as follows on product documentation and invoices associated with LICENSED PRODUCTS:

NOTICE TO PURCHASER

        Certain usages of the product described herein (or covered by this invoice) may be covered by Genetic Technologies Limited's United States Patent No. 5,612,179 and foreign counterparts thereof.

        You are authorized to practice the methods covered by or claimed in the above-referenced patent, but such authorized use is strictly limited to practice of such methods for or with the use of the product or products described herein (or covered by this invoice). Any other use or commercialization of such methods requires a license directly from Genetic Technologies Limited. Persons wishing information regarding Genetic Technologies Limited's licensing terms should write to:

Genetic Technologies Limited
Attention: Licensing Department
60-66 Hanover Street
Fitzroy, Victoria 3065
Australia

12.4
CHOICE OF LAW: This AGREEMENT and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of Delaware, and the parties hereto submit and consent to jurisdiction and venue in the Northern

  District of California. Notwithstanding the preceding sentence, nothing contained in this AGREEMENT shall preclude either Party from bringing an action in any appropriate forum to enforce the terms and provisions of this AGREEMENT or any award or judgment thereon.

12.5
ARBITRATION: Other than as provided below, the parties agree that any controversy or claim arising under this AGREEMENT shall be submitted to binding arbitration in Denver, Colorado pursuant to the Rules of Arbitration of the American Arbitration Association (AAA) by an arbitral tribunal comprised of three arbiters. Each party shall nominate one arbiter appointed in accordance with the Rules. If a party fails to nominate an arbiter within Thirty (30) days from the date on which the claimant's demand for arbitration has been communicated to the other party, the AAA shall make such appointment. The two arbiters so appointed shall agree upon a third arbiter who shall act as chair of the arbitral tribunal. If the two arbiters fail to nominate a chair within forty-five (45) days from the second of the two appointments, the AAA shall select the chair. The language of the arbitration shall be in English. The parties agree to exclude any right to appeal to any court of law on the merits of the dispute, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction over the award, either of the parties, or their assets. The provisions of this arbitration clause shall not be applied to the determination of questions affecting the validity or scope of patent rights, injunctive relief, and pre-award attachment of assets which may, but need not be, pursued in a court of law.

12.6
GOVERNING DOCUMENT: This AGREEMENT may be translated into languages other than English for the convenience of the parties hereto provided, however, the English language version of this AGREEMENT shall be the governing version and shall not be affected by the interpretation of any other language versions.

12.7
ATTORNEY'S FEES: Upon resolution of any claim or controversy arising under this AGREEMENT, the prevailing party shall be awarded its reasonable attorney's fees and costs in addition to any other amount awarded.

12.8
INDEPENDENT BUSINESS: Each Party acknowledges that its business operation is completely independent of the other Party's and neither party shall at any time hold itself out as an agent or representative of the other Party. No partnership, joint venture, or other relationship shall be deemed to exist by virtue of this AGREEMENT.

12.9
INDEPENDENT TERMS: All the terms of this AGREEMENT shall be independent and unconditional so that the performance of any one term shall not be subject to any set off or counterclaim.

12.10
SEVERABILITY: In the event any clause or term of this AGREEMENT is determined to be void, invalid, or unenforceable, the clause shall be stricken to the extent necessary in order to overcome the limitation and as revised this AGREEMENT shall remain in full force and effect.

12.11
HEADINGS: The headings contained within this AGREEMENT are for convenience and reference purposes only. They do not form a part hereof and shall not affect the meaning or interpretation of this AGREEMENT.

12.12
FURTHER ASSURANCES: The parties hereto shall execute such further documents and perform such reasonable further acts as may be reasonably necessary to comply with the terms of this AGREEMENT and consummate the transactions herein provided.

12.13
FORCE MAJEURE: Neither party shall be held responsible if the fulfillment of any terms or provisions of this AGREEMENT are delayed or prevented by wars, revolutions, fires, floods, acts of God or other cause not within the control of the party whose performance is interfered with, and which by the exercise of reasonable diligence, the party is unable to prevent.

12.14
COUNTERPARTS: This AGREEMENT may be executed in counterparts (including facsimile signatures), each of which will be deemed an original and all of which together constitute one instrument.

12.15
LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

12.16
NO ADMISSION: Nothing in this AGREEMENT shall be construed as an admission of liability or concession on the part of the parties.

12.17
SURVIVAL: Notwithstanding anything herein to the contrary, Articles 3, 7, 9, 12.1, 12.4, 12.5, 12.15, 12,16 AND 12.17 shall survive the termination or expiration of this Agreement

        IN WITNESS WHEREOF, each of the parties hereto has caused this AGREEMENT to be executed in duplicate originals by its duly authorized officers or representatives.

LICENSOR:		LICENSEE:
GeneType AG		Nanogen, Inc.
By	Dr. Mervyn Jacobson Board Member and Power of Attorney	By	Dr. Randy White Chief Executive Officer
Date		Date

APPENDIX "A"
Licensed Patents

United States Patent No. 5,612,179
United States Patent No. 5,192,659
United States Patent No. 5,789,568

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  Exhibit 4.4
License Agreement
APPENDIX "A" Licensed Patents